Exhibit 2.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form 1-A (Amendment No. 2) of our report dated March 24, 2023 with respect to the audited financial statements of Mass Megawatts Wind Power, Inc. for the year ended April 30, 2021.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 24, 2023